May 1, 2024

Dear Shareholders,

It's been an exciting few years at Zillow since we announced our growth strategy in early 2022, and we're pleased with the progress we're making to transform how people buy, sell, rent, and finance homes.

We reported **better-than-expected revenue growth across the business** in the first quarter. Q1 revenue grew 13% year over year to $529 million, and total revenue growth once again outperformed the residential real estate market.[1] Rentals continued its strong growth, with $97 million in revenue in Q1, up 31% year over year. In an ongoing tough interest-rate environment, we continued to make strong progress in Mortgages, with Q1 revenue of $31 million, up 19% year over year, and purchase mortgage origination volume growing more than 130% year over year.

Why do we believe Zillow is outperforming in a tough housing market and a noisy industry environment? The simple answer is that Zillow is wholly focused on solving real customer problems with software in a giant industry that has historically had negligible research and development investment. We are advantaged primarily because we are a product and technology company first and are able to attract and retain talented people who know how to build, market, and support great software products. This enables us to focus on delighting consumers and their valued partners in pursuit of the dream of using technology to make moving simple and joyful.

Our product prowess over the years has put Zillow in the enviable position of having a large, engaged audience who come to us organically. Today, we have a diverse and growing business, yet monetize only a small share of our audience. We believe that this massive unconverted audience will drive years of growth ahead for Zillow.

Q1 Key Highlights

Revenue:
$529 Million

GAAP Net Loss:
$23 Million

Adjusted EBITDA[2]:
$125 Million

Average Monthly Unique Users:
217 Million (flat YoY)

Visits:
2.3 Billion (+3% YoY)

---

[1]National Association of REALTORS® existing homes sold during Q1 2024 multiplied by the average selling price per home for Q1 2024, compared to the same period in 2023.

[2]Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the "Use of Non-GAAP Financial Measures" section below for more information about our presentation of Adjusted EBITDA, including a reconciliation to the most directly comparable GAAP financial measure, which is net loss for the relevant period.

1 | Q1 2024

ZILLOW GROUP

With respect to the current state of the residential real estate industry, we are pleased that we are moving towards more certainty. The long-running class-action suit against the National Association of REALTORS® and select brokerages arrived at a proposed settlement in mid-March, and the judge just granted preliminary approval of the settlement last week. The substance of the settlement is what we've characterized as a very reasonable "middle path" forward for the industry, where commissions are negotiated and communicated between buyers and sellers, and both parties are better educated. Clear and negotiable compensation fits well with our consumer advocacy marketplace principles as published on advocacy.zillowgroup.com.

As the industry evolves, we believe that our brand and audience will thrive for three reasons.

First, we have the most and highest-intent customers in residential real estate. This is a hard-earned position that we have built over the past 18 years. Zillow is searched more on Google than the category term "real estate" and three times more than the next brand in the category.[3] Eighty percent of our traffic is organic, and our app usage is more than three times that of anyone else in the category.[4] We have more than 217 million average monthly unique users across the Zillow ecosystem of apps and sites, and 109 million total unique visitors according to Comscore, a third-party data tracker that allows for comparison across websites. We've built and maintained such a strong brand position[5] because of our relentless focus on delivering exceptional tech innovations and customer experiences — which we believe are our most important investments.


Home just got real
[6]

Second, we work with the most productive agents in residential real estate. The top 20% of agents or teams handle 80% of U.S. residential real estate transactions, and nearly four in five Zillow Premier Agent partners currently fall into that top tier. Since 2015, we've shrunk our active partner base by roughly 60% while our Premier Agent revenue has grown by more than 2.5 times over the same time frame. Orienting our business around the best agent teams — those who provide superior customer experiences, have a

Premier Agent Partner Base Evolution Since 2015

~60%
Reduction in Premier Agent Base

>2.5x
Premier Agent Revenue Growth

[3]Google Trends (2010–2023) for search terms "Zillow," "real estate," "Realtor.com," and "Redfin."
[4]data.ai data for January 2023 – December 2023 and Zillow Group internal data.
[5]https://www.zillowgroup.com/first-quarter-2024-media-coverage-highlights/
[6]https://www.youtube.com/watch?v=grqWOEYGXSA

2 | Q1 2024
ZILLOW GROUP

proven ability to scale, and make the most money to invest alongside us — positions us well for potential shifts within the profession. Third, Zillow provides exceptional technology to make agents more efficient and help them do more transactions. Zillow is the leading product innovator in residential real estate, with features such as Real Time Touring, Listing Showcase, and Zillow Home Loans pre-qualified buyers. Additionally, we have invested heavily in foundational industry software solutions that are broadly used across the industry. These solutions include our Follow Up Boss CRM, ShowingTime touring software, 3D Home technology, Aryeo photography software, and Dotloop document signing and routing software. Over the past 10 years, between our own technology and development budget, and the acquisition capital we’ve deployed for industry software, we’ve spent $4.3 billion cumulatively investing in technology for the residential real estate industry. We believe that agents who work with our high-intent customers and use our industry software tools are best positioned to accelerate their share in any version of an industry evolution from here. GROWTH STRATEGY Since 2022, we’ve been building the integrated transaction experience and testing it in Enhanced Markets. Now, we are pressing on the accelerator — to increase our breadth of coverage across more markets and our depth of penetration in those markets — driving toward sustainable, profitable growth. Our for-sale growth pillars mark the pathway to meeting our goals to grow customer transaction share from 3% to 6% by the end of 2025. TOURING Our touring products, powered by ShowingTime, are meaningfully improving our ability to connect high-intent customers to our Premier Agent partners. We’re pleased to share that Real Time Touring is expanding to an additional 34 markets by the end of May, which will bring us to a total of 124 markets. As we outlined in February, we expect Real Time Touring to account for approximately 20% of connections by the end of 2024, and we are on track to deliver. 3 | Q1 2024

One key provision of the proposed NAR settlement calls for more prominence of buyer agreements, introduced at the time of the physical tour. Such agreements can help educate buyers about what services they’re paying for, which is a good thing — in fact, we have been advocating for these agreements in our home state of Washington and across the country. These agreements also have the benefit of helping identify high-intent buyers. By facilitating the use of consumer-friendly agreements earlier in the funnel, we see an opportunity to improve conversion rates. As an example, in Connecticut, where buyer agreements are required before taking a buyer on a tour, we’ve observed 20% higher conversion rates compared with our national average. We are testing buyer agreement product flows now within Zillow, and just this week we launched a pilot 7 of a consumer-friendly buyer agreement in our touring experience with a few hundred Premier Agent partners. Meanwhile, we are enabling nearly limitless virtual touring that will continually get closer to reality, with our proprietary technology powering 3D home tours and Showcase listings. FINANCING Financing is another critical focus area for us, because integrating Zillow Home Loans with our Premier Agent partner network provides a more seamless experience for customers, agents, and loan officers. Serving more high-intent customers with financing also drives conversion and increases our addressable market. Our efforts to integrate financing throughout the customer journey have accelerated purchase mortgage growth, with $601 million in purchase loan origination volume in Q1, a more than 130% year-over-year increase despite a persistently challenging mortgage-rate environment. Across the 13 Enhanced Markets we had at the end of Q1, Zillow Home Loans continues to see double-digit adoption rates, which contributes to growing revenue per customer transaction year over year. We’re pleased to share that this month we are expanding to a total of 19 7 https://www.zillowgroup.com/news/zillows-touring-agreement/ 4 | Q1 2024

Enhanced Markets and are on track to reach our target of 40 Enhanced Markets by the end of 2024.

SELLER SOLUTIONS

We continue to ramp solutions that not only make selling a home easier but also create real value for sellers and their agents. Listing Showcase is our AI-powered product that elevates agents' brand presence on Zillow and provides a better shopper experience through our homegrown rich media and floor plan technology. Showcase listings drive higher engagement on Zillow — more views, more shares, more saves — compared with similar non-Showcase listings. Even more importantly, Showcase listings typically sell for 2% more than similar non-Showcase listings on Zillow, a bonus of $9,000 on a home sold at the average home sale price in the U.S. Homes listed with Showcase are also 20% more likely to secure an accepted offer within 14 days.

We've observed that agents who use Listing Showcase are winning 20% more listings, making it an attractive offering for residential real estate professionals as well. Listing Showcase is currently available to agents in every market, and we are actively working to reach 5%–10% listing coverage, which represents a $150 million to $300 million annual revenue opportunity. And we believe there is potential for future growth beyond that.

ENHANCING OUR PARTNER NETWORK

Premier Agent partners[8] represent the best of the industry, and we help them provide even better service to our shared customers to grow their businesses and ours. **We're excited that we continue to see customer transaction share gains across our 13 Enhanced Markets on a revenue-per-total-transaction-dollars basis.** Additionally, a couple of quarters after we closed our acquisition of Follow Up Boss, we're even more excited about the opportunity for further conversion gains from here.


Partner Voices:
Why We Zillow
[8]

[8]https://www.youtube.com/watch?v=c_iHfp2bRfM

5 | Q1 2024

ZILLOWGROUP

RENTALS In addition to our for-sale growth pillars, we are turning a spotlight onto Rentals, a fast-growing business that represents nearly one-fifth of our total revenue, with a significant growth opportunity ahead. We’ve released a standalone investor presentation 9 that provides a better understanding of what we’ve built, where we are headed, and why we believe that we are so well-positioned to build a comprehensive two-sided marketplace unlike anything in the industry today. Like we do with all parts of Zillow, we built our rentals platform from the perspective of the consumer — in this case, the estimated 17 million annual renters moving in the U.S., which is three times more movers than on the for-sale side. 10 Renters want their search process to be enjoyable, trustworthy, and easy, but it’s fragmented and frustrating. That’s because no single platform provides a comprehensive marketplace with anywhere near complete coverage of available rental inventory. There is no MLS for rentals. This forces renters to shop across platforms — each with varying levels of accuracy, transparency, and selection — and encounter dead ends when searching for inventory. That disjointed experience is the big problem and the big opportunity. Renters and property managers want and need one centralized place with all the rental listings available. It’s a challenge Zillow is best-positioned to solve because of our success over many years of building great products for our massive audience of movers on the for-sale side. We started with “longtail” rentals, which we define as fewer than 25 units, but which primarily comprises single-family homes. We started here because data and interest in single-family homes are core strengths of Zillow, and because these properties are hard to find, thus offering an opportunity for us to build a unique inventory asset. Longtail rentals are a classic go-to-market problem: small, fragmented, and local. It’s impossible to efficiently deploy a sales force to go out and find all the supply. But because Zillow was 10 Zillow Group internal data and estimates for 2023. 9 https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx 6 | Q1 2024

already the most trusted name in residential real estate, many longtail property managers were familiar with us and asking for these solutions. Today, longtail property managers on Zillow can list, book tours, screen applicants, create leases and sign them electronically, and collect rent payments. And renters on Zillow can search, book tours, apply for properties, sign a lease and pay their rent securely, and apply for renter's insurance on eligible listings. Simply put, Zillow Rentals' longtail product experience is a true end-to-end solution.

These investments in great products, starting in 2018, powered Zillow to the top traffic ranking in rentals and made us renters' preferred brand. Today, Zillow is the most searched rentals marketplace according to Google Trends, searched nearly 1.5 times more than the next company in the category.[11] And we have the leading rentals traffic, with limited rentals marketing spend.[12]

Building on our success in longtail, in 2022 we turned our attention to multifamily supply — big apartment buildings with 25 or more units. This is the easier-to-reach segment investors have historically thought of as the "rentals category," with professional property managers who have marketing and software budgets to help them acquire renters and manage buildings. Since we turned our focus to the multifamily space, we have driven a 30% compounded annual growth rate (CAGR) in multifamily properties — from 27,000 in Q3 2022 to 40,000 at the end of Q1 this year. Over the same time period, we've had a 36% CAGR in our multifamily revenue, all with a total Zillow Rentals marketing spend of just $15 million.

Combining unique longtail listings with multifamily listings allows consumers a more seamless experience where they can see *all types* of available rental listings in one place. It's what makes Zillow Rentals a highly differentiated marketplace experience, one that we expect to further differentiate over time, all under one brand that is synonymous with residential real estate — Zillow.

As it stands today, we estimate that Zillow has more than 50% of all rental listings — more than any other site — and many of them are unique to Zillow. But that accounts for only 60% of all longtail listings

[11]Google Trends (2014–2023) for search terms "Zillow rentals," "apartments.com," "Rent.com," "apartmentlist," "zumper."
[12]Comscore data as of March 31, 2024.

7 | Q1 2024 ZILLOW GROUP

and 35% of multifamily listings across the country, so we are investing in our rentals products, services, and sales to drive further growth. In March, we entered into a str ategic partnership with Realtor.com ® to provide all of the multifamily listings on their site. We recently launched our first national marketing campaign for Zillow Rentals after a successful pilot last year to grow our audience. As with other parts of our business, 2024 is a year to scale up our breadth and depth in Rentals. With the largest audience of renters on the market and a 42% revenue CAGR since 2015, we believe Zillow Rentals has a billion-dollar-plus revenue opportunity to digitally organize a large, fragmented, local marketplace highly valued by all participants. To close, one quarter into the year, we are pleased with our execution and proud of our results. We look forward to sharing our continued progress on our growth strategy in 2024 and beyond. Sincerely, Rich Barton Jeremy Hofmann Co-founder & CEO CFO 8 | Q1 2024

First-Quarter 2024 Highlights Zillow Group’s first-quarter results exceeded our outlook for revenue and Adjusted EBITDA. ● Q1 revenue was $529 million, up 13% year over year and above the midpoint of our outlook range by $26 million. ○ Residential revenue was up 9% year over year in Q1 to $393 million, outperforming both the residential real estate industry total transaction value growth of 4% and our outlook. ○ Rentals revenue of $97 million increased 31% year over year, primarily driven by multifamily revenue growing 46% year over year in Q1. ○ Mortgages revenue of $31 million increased 19% year over year, due pri marily to a more than 130% year-over-year increase in purcha se loan origination volume to $601 million in Q1. The increase was partially offset by a decrease in mortgage marketplace revenue. ● On a GAAP basis, net loss was $23 millio n, or 4% of total revenue, in Q1, compared with $22 million, or 5% of total revenue, in Q1 2023. ● Q1 Adjusted EBITDA was $125 million, or 24% of total revenue, $25 million above the midpoint of our outlook range, driven primarily by higher-than-expected Residential revenue. ● Cash and investments at the end of Q1 were $2.9 billion, up from $2.8 billion at the end of Q4 2023. ● Traffic to Zillow Group’s mobile apps and sites in Q1 was 217 million average monthly unique users, flat year over year. Visits during Q1 were 2.3 billion, up 3% year over year. 13 13 During Q1, we migrated our traffic reporting from Google Analytics to an internal measurement tool for Zillow. We have recast prior period traffic to conform to our current period measurement methodology. As a result of the migration and underlying methodology, there was an approximately 3% increase in average monthly unique users and an approximately 10% decline in reported visits for Q1 2023. 9 | Q1 2024

Select Q1 2024 Results

RESIDENTIAL


RESIDENTIAL REVENUE
$400M
$300M
$200M
$100M
$0M
$361M
$380M
$362M
$349M
$393M
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Residential revenue increased 9% year over year to $393 million in Q1 2024. Our Premier Agent business benefited from the ongoing investments in our top- and mid-funnel experiences to connect more high-intent customers to our best performing Premier Agent partners. Additionally, our growth was driven by accelerating growth in our New Construction business, growth in ShowingTime+ as we began our nationwide rollout of Listing Showcase, with additional contributions from Follow Up Boss.

RENTALS


RENTALS REVENUE
$120M
$100M
$80M
$60M
$40M
$20M
$0M
$74M
$91M
$99M
$93M
$97M
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Q1 Rentals revenue of $97 million increased 31% year over year, primarily driven by a 46% increase in our multifamily revenue. We continue to grow our multifamily rentals marketplace, with the number of multifamily properties advertising across Zillow reaching 40,000 at the end of Q1. Our total active rental listings were also up more than 20% year over year in Q1 to an industry-leading 1.8 million listings in March 2024. We benefited from industry tailwinds as occupancy rates have declined from historically high levels, which drives an increasing need for advertising.

MORTGAGES


MORTGAGES REVENUE
$35M
$30M
$25M
$20M
$15M
$10M
$5M
$0M
$26M
$24M
$24M
$22M
$31M
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Mortgages revenue was $31 million for Q1, an increase of 19% year over year, driven by more than 130% growth in our purchase loan origination volume to $601 million. We continue to take share in a difficult macroeconomic environment evidenced by total industry purchase loan originations being down 10% year over year per our own internal data. The year-over-year increase in mortgage origination revenue was partially offset by a decrease in mortgage marketplace revenue driven by a shift in strategic priority as we focus on organic growth of our mortgage origination business.


PURCHASE LOAN
ORIGINATION VOLUME
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$259M
$336M
$452M
$487M
$601M
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

10 | Q1 2024

ZILLOW GROUP

NET LOSS AND ADJUSTED EBITDA GAAP net loss was $23 million in Q1, and net loss margin was 4%, compared to a GAAP net loss of $22 million in Q1 2023 with a net loss margin of 5%, a 100-basis-point margin expansion year over year. Adjusted EBITDA was $125 million in Q1, above the midpoint of our outlook range by $25 million, driven by higher-than-expected Residential revenue. Adjusted EBITDA margin was 24% for Q1, or a 200-basis-point margin expansion from the 22% margin in Q1 2023. The combination of revenue outperformance and effective cost management delivered the improved year-over-year Adjusted EBITDA results despite a macro housing environment that remains constrained. Select Operating Expenses and Cost of Revenue Sales and marketing, technology and development, general and administrative expenses (select operating expenses), and cost of revenue totaled $568 million in Q1, flat sequentially from $567 million in Q4 2023 and up 12% year over year from Q1 2023. Year-over-year results were impacted by higher cost of revenue, which was up $31 million year over year, primarily due to an increase in website development costs as we continue to test and release new products, as well as an increase in mortgage loan processing costs due to higher purchase loan origination volume. Adjusted EBITDA expenses 14 were $404 million in Q1 2024, flat sequentially as a result of our ongoing focus on cost management. 14 Adjusted EBITDA expenses is a non-GAAP financial measure; it is not calculated or presented in accordance with GAAP. Please see the “Use of Non-GAAP Financial Measures” section below for more information about the presentation and calculation of Adjusted EBITDA expenses. 11 | Q1 2024

The following table presents a reconciliation of Adjusted EBITDA expenses to select operating expenses and cost of revenue for the periods presented (in millions, except percentages, unaudited): BALANCE SHEET AND CASH FLOW SUMMARY We ended Q1 with cash and investments of $2.9 billion, up from $2.8 billion at the end of Q4 2023, primarily driven by net cash provided by operating activities. As of the end of Q1, we had $1.6 billion of outstanding convertible debt. We had $9 million in share repurchases during Q1. Our available share repurchase authorization was $761 million at the end of Q1. Following the end of Q1, we repurchased an additional 2.1 million shares for $91 million in April, bringing our total repurchases for 2024 year-to-date to $100 million. 12 | Q1 2024

Outlook The following table presents our outlook for the three months ending June 30, 2024 (in millions): 15 16 ● We estimate the residential real estate industry total transaction value in Q2 will be flat year over year, decelerating from 4% year-over-year growth in Q1. Our total revenue outlook implies a year-over-year increase of 5% at the midpoint of our outlook range. ● Our Residential revenue outlook for Q2 is decelerating compared to Q1 based on two headwinds. ○ First-time home buyer activity has underperformed the overall mortgage buyer market year to date. 16 We have excluded from our outlook for “Weighted-average shares outstanding - diluted” any potentially dilutive impact of the conversion of our convertible senior notes due in 2024, 2025, and 2026, and any potentially anti-dilutive impact of future share repurchases or capped call unwinds. The maximum number of shares underlying the convertible senior notes and capped call confirmations is 33.0 million and 11.5 million shares of Class C capital stock, respectively. 15 Zillow Group has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to: income taxes that are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization from new acquisitions; impairments of assets; gains or losses on extinguishment of debt; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. We have not provided a reconciliation of forecasted Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, for the same reasons. For more information regarding the non-GAAP financial measures discussed in this communication and historical reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the “Use of Non-GAAP Financial Measures” section below. 13 | Q1 2024

Over the past six weeks we have seen the Mortgage Bankers Association’s FHA Mortgage Purchase Application Index, which is largely composed of first-time home buyers, underperform the overall mortgage purchase index by over 800 basis points. ○ A recent rise in mortgage rates to the mid-7% range has resulted in some Premier Agent partners taking a wait-and-see approach on housing market impact, much like we have seen during prior periods of interest rate volatility. ● We expect our Rentals revenue to grow in the mid-20% range year over year as we continue to benefit from the strength of our execution, a favorable industry backdrop driving property manager demand for advertising, and the launch of our first national rentals brand awareness campaign. ○ Within Rentals, we expect multifamily revenue to grow faster than total Rentals revenue, as we add more properties, sell more subscription packages, and benefit from the investments we are making in our renter experience. ● For Mortgages, we expect accelerated year-over-year revenue growth in the high-20% range in Q2. ● O ur outlook implies Q2 Adjusted EBITDA expenses will be $440 million, which is what we expected in our full year plan. Roughly 85% of the increase is expected to be driven by a combination of a seasonal uptick in our brand marketing spend and increased marketing spend to accelerate our Rentals growth strategy. The balance of the increase is expected to be from the staffing of variable headcount for sales given the growth we expect in Rentals, Listing Showcase, and Zillow Home Loans throughout 2024. 2024 OUTLOOK ● We continue to expect double-digit revenue growth for full-year 2024, primarily driven by our growth pillars, with modest Adjusted EBITDA margin expansion for the year. 14 | Q1 2024

Forward-Looking Statements This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “opportunity,” “guidance,” “would,” “could,” “strive,” or similar expressions constitute forward- looking statements. Forward-looking statements are made based on assumptions as of May 1, 2024, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising and product inventory and pricing and maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; our ability to comply with current and future rules and requirements promulgated by the National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies; our ability to navigate industry changes, including as a result of certain or future class action lawsuits or government investigations, which may include lawsuits or investigations in which we are not a named party; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans, our mortgage origination business, including the ability to obtain or maintain sufficient financing to fund its origination of mortgages, meet customers’ financing needs with its product offerings, continue to grow the origination business and resell originated mortgages on the secondary market; the duration and impact of natural disasters, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our ability to maintain adequate security measures or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; the impact of pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled, remote workforce; acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay debt, settle conversions of our convertible senior notes, or repurchase our convertible senior notes upon a fundamental change; our ability to raise additional capital or refinance on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the Securities and Exchange Commission (“SEC”). Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances. 15 | Q1 2024

No Incorporation by Reference This communication includes website addresses and references to additional materials found on those websites, including Zillow Group’s websites. These websites and materials are not incorporated by reference herein or our other filings with the SEC. Use of Estimates and Statistical Data This communication includes estimates and other statistical data made by independent third parties and by Zillow Group relating to the housing market, connections, engagement, growth, and other data about Zillow Group’s audience, performance and the residential real estate industry. These data involve a number of assumptions and limitations, which may significantly impair their accuracy, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk. Use of Operating Metrics Zillow Group reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. This communication includes Customer Transactions and Customer Transaction Share as a percentage of total residential real estate transactions. Zillow Group uses these operating metrics on a periodic basis to evaluate and provide investors with insight into the performance of Zillow Group’s transaction-based product and service offerings, which currently include Premier Agent, Listing Showcase, seller solutions and Zillow Home Loans. Customer Transactions: Zillow Group calculates “Customer Transactions” as each unique purchase or sale transaction in which the homebuyer or seller uses Zillow Home Loans, Listing Showcase and/or involves a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow Group. In particular: • For Premier Agent and seller solutions partners, Zillow Group uses an internal approximation of the number of buy- and/or sell-side transactions, as applicable, that involve a Premier Agent or seller solutions partner with whom the buyer or seller connected through Zillow Group. Because of the challenges associated with measuring the conversion of connections to transactions outside of our Premier Agent Flex and our seller solutions programs, including reliance on the availability and quality of public records and data, these estimates may be inaccurate. • For Zillow Home Loans, Zillow Group counts each unique purchase transaction in which the buyer uses Zillow Home Loans. • For Listing Showcase, Zillow Group counts each unique sale transaction in which the listing agent or seller uses Listing Showcase. Revenue Per Customer Transaction: Zillow Group calculates “Revenue Per Customer Transaction” as Premier Agent, seller solutions, Zillow Home Loans and Listing Showcase revenue divided by the number of Customer Transactions, for the period presented. Customer Transaction Share: Unless otherwise indicated, “Customer Transaction Share” is Customer Transactions divided by the number of total residential real estate transactions, for the period presented. Use of Non-GAAP Financial Measures To provide investors with additional information regarding our financial results, this communication includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses. • Adjusted EBITDA Reconciliation We have provided a reconciliation below of Adjusted EBITDA to net loss, the most directly comparable U.S. generally accepted accounting principle (“GAAP”) financial measure. • Adjusted EBITDA Margin Calculation We have provided a calculation below of Adjusted EBITDA margin, as well as net loss margin, the most directly comparable GAAP financial measure. 16 | Q1 2024

• Adjusted EBITDA Expenses Reconciliation We have provided a reconciliation above of Adjusted EBITDA expenses to total select operating expenses and cost of revenue, the most directly comparable GAAP financial measure, and a calculation below of Adjusted EBITDA expenses calculated as revenue less Adjusted EBITDA. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses are key metrics used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating these measures facilitates operating performance comparisons on a period-to-period basis. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include, but are not limited to, the fact that such non-GAAP measures: • Do not reflect changes in, or cash requirements for, our working capital needs; • Do not consider the potentially dilutive impact of share-based compensation; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments; • Do not reflect impairment costs; • Do not reflect acquisition-related costs; • Do not reflect the gain on extinguishment of debt; • Do not reflect interest expense or other income, net; • Do not reflect income taxes; and • Other companies, including companies in our own industry, may calculate these non-GAAP measures differently from the way we do, limiting their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA expenses alongside other financial performance measures, including various cash-flow metrics, net loss, and our other GAAP results. 17 | Q1 2024

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss, and a calculation of Adjusted EBITDA expenses for each of the periods presented (in millions, unaudited): Three Months Ended March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Reconciliation of Adjusted EBITDA to Net Loss: Net loss $ (23) $ (73) $ (28) $ (35) $ (22) Income taxes 2 3 — 1 — Other income, net (33) (43) (34) (42) (32) Depreciation and amortization 56 53 49 45 40 Share-based compensation 108 109 109 130 103 Impairment costs 6 10 1 2 6 Acquisition-related costs — 2 1 1 — Gain on extinguishment of debt — (1) — — — Interest expense 9 9 9 9 9 Adjusted EBITDA $ 125 $ 69 $ 107 $ 111 $ 104 Three Months Ended March 31, 2024 December 31, 2023 March 31, 2023 Calculation of Adjusted EBITDA Expenses: Revenue $ 529 $ 474 $ 469 Less: Adjusted EBITDA (125) (69) (104) Adjusted EBITDA expenses $ 404 $ 405 $ 365 18 | Q1 2024

The following tables present the calculation of Adjusted EBITDA margin and associated year-over-year percentage changes and the most directly comparable GAAP financial measure and related year- over-year percentage changes, which is net loss margin, for each of the periods presented (in millions, except percentages and margin change basis points, unaudited): Three Months Ended March 31, 2023 to 2024 % Change2024 2023 Revenue: Residential $ 393 $ 361 9% Rentals 97 74 31% Mortgages 31 26 19% Other 8 8 —% Total revenue $ 529 $ 469 13% Other Financial Data: Gross profit $ 406 $ 377 8% Net loss $ (23) $ (22) (5)% Adjusted EBITDA $ 125 $ 104 20% Three Months Ended March 31, 2023 to 2024 % Change 2023 to 2024 Margin Change Basis Points Percentage of Revenue: 2024 2023 Gross profit 77% 80% (4)% (300) Net loss (4) % (5) % 20% 100 Adjusted EBITDA 24% 22% 9% 200 19 | Q1 2024

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